SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 12, 2004

A. O. Smith Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 245008, Milwaukee, Wisconsin 53224-9508
(Address of principal executive offices, including zip code)

(414) 359-4000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

        Mr. Donald M. Heinrich, Senior Vice President of A. O. Smith Corporation and President of A. O. Smith Electrical Products Company, a division, has submitted his resignation from those offices effective immediately to pursue other opportunities. Mr. Paul W. Jones, President and Chief Operating Officer of A. O. Smith Corporation, has assumed day-to-day leadership of the Electrical Products Company while a search is conducted for a successor. Mr. Heinrich joined A. O. Smith Corporation in 1992 as Vice President-Business Development and held several senior operations management positions prior to his most recent position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION
Date: May 12, 2004	By: /s/ W. David Romoser
W. David Romoser
Vice President, General Counsel
and Secretary